May 9, 2025

Re: Crowdfunding Portal Engagement

Dear Jeff Sharpe,

Equifund Crowd Funding Portal Inc. ("Portal" or "we") is pleased to provide you with this engagement agreement (this "Agreement"), with respect to the transactions described below. Subject to the terms and conditions of this Agreement, Conexeu Sciences, Inc. (the "Company"), hereby retains Portal, and Portal hereby agrees to act as Company's exclusive crowdfunding portal in connection with its contemplated private securities offering (the "Offering"). The Portal shall provide an online funding platform http://www.equifund.com for the Company to post the Offering Materials (as defined below) and market the Offering to prospective investors. The securities offered will not be registered under the Securities Act of 1933, as amended (the "Act"), but will be issued in reliance on the private offering exemption available under Section 4(a)(6) of the Act and Title III of the JumpStart Our Business Startups Act of 2012, including the adopting release and interpretive guidance published by the Securities and Exchange Commission (collectively, "Regulation Crowdfunding").

Issuer:	Conexeu Sciences, Inc

Type of Offering:	Crowdfunding Offering pursuant to Regulation Crowdfunding.

Target Amount:	$20,000

Maximum Amount:	$5,000,000

Securities Offered:	Equity

Considerations:	Regulation Crowdfunding requires Portal to conduct certain "due diligence" on any issuer that seeks to offer securities on a Crowdfunding Portal. In the event that Portal is unable to complete its due diligence either because (i) of the lack of cooperation on the part of Company (for instance, but not limited to, Company not timely providing Portal with information or documents), (ii) Portal uncovers "red flags" about Company that causes Portal to be not satisfied that it can in good faith permit the posting of the Offering, or (iii) Company does not meet Portal's posting criteria, then Portal may terminate this Agreement without further obligation on the part of Portal to proceed with this Offering, and without any obligation on the part of Portal to reimburse the Company any costs, fees or expenses whatsoever with this Agreement or the Offering. In short, Portal's obligations under this Agreement are expressly conditioned upon satisfactory due diligence.

Exclusive Portal:	The Company acknowledges and agrees that Portal shall serve as the exclusive Crowdfunding Portal under Regulation Crowdfunding for the Offering.

Compensation:	The Company will pay Portal at each closing of the transactions contemplated by this Agreement ("Closing"), a cash fee payable upon each Closing equal to seven and a half (7.5%) percent of the gross amount raised for ("the Company") plus 2% in shares of the Company prorated to the amount sold at each Closing.

237 Argyle Ave., Ottawa, Ontario. K2P 1B8

Phone: 1-800-777-4003 | Email: jordan@equifund.com

Expenses:	Unless otherwise agreed to in writing, Company shall be responsible for all expenses associated with the Offering, including without limitation, marketing, video production, accounting and legal expenses.

Conditions to Launching:	Company agrees that the following conditions must be met prior to launching the Offering, unless waived in writing by Portal:

(i) Satisfactory completion of due diligence by Portal, including receipt of any certificates and representations of management.

(ii) Proof of Escrow Services agreement with a "Qualified Third Party" Escrow Agent to the satisfaction of Portal.

(iii) Engagement of legal counsel by the Company.

(iv) Proof of a Cap table solution

(v) Filing of Form C for the Offering with the Securities and Exchange Commission which complies with Regulation Crowdfunding.

(vi) Execution of the Crowd Funding Portal Posting Agreement.

(vii) Form C and other offering materials (the "Offering Materials") shall comply with Regulation Crowdfunding and other applicable laws, rules and regulations.

The Offering Materials, including, but not limited to, Company's financial statements and all information incorporated by reference therein, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

Marketing Limits:	Company acknowledges and agrees that Regulation Crowdfunding has strict limitations on the timing, form and content of marketing. Issuer shall not advertise, disclose or in any way announce the pending Offering until such time as legally permissible.

Confidentiality:	In performing its obligations under this Agreement, a party may receive information (the "Receiving Party") of a confidential and proprietary nature in connection with the Offering (collectively, "Confidential Information"). The Receiving Party shall hold the other party's Confidential Information in strict confidence, shall not use such Confidential Information except as permitted hereunder, and shall not disclose such Confidential Information to any third-party without the prior written consent of the disclosing party (the "Disclosing Party"). Each party will use the same degree of care to protect the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information of like nature, but in no circumstances less than reasonable care. "Confidential Information" shall not include (a) information which is known to the Receiving Party prior to the date of receipt and not obtained or derived in any manner related to this Agreement; (b) information which is or becomes part of the public domain through no fault of the Receiving Party; or (c) information which is obtained from a third-party that lawfully possesses such Confidential Information and is under no obligation to keep such Confidential Information confidential. The Receiving Party may disclose the Confidential Information of the other in response to a valid court order, law, rule, regulation or other governmental action orinvestigation. Disclosing Party shall have the right, in addition to any other remedies available in law and equity, to seek injunctive relief to enjoin such act, it being specifically acknowledged by the parties that any other available remedies are inadequate.

237 Argyle Ave., Ottawa, Ontario. K2P 1B8

Phone: 1-800-777-4003 | Email: jordan@equifund.com

Term:	This Agreement shall remain in effect for one year (1), beginning on the date hereof, unless earlier terminated. Either party may terminate this Agreement upon ten (10) days prior written notice.

Miscellaneous:	Governing Law. This Agreement will be deemed to have been made and delivered in the State of New York and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to principles of conflicts of law. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Supreme Court of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Supreme Court of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of New York or the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party.
Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may not be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

237 Argyle Ave., Ottawa, Ontario. K2P 1B8

Phone: 1-800-777-4003 | Email: jordan@equifund.com

Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

[Signature Page Follows]

237 Argyle Ave., Ottawa, Ontario. K2P 1B8

Phone: 1-800-777-4003 | Email: jordan@equifund.com

If you agree to the foregoing, please return a signed copy of this binding Letter of Intent to the undersigned no later than May 23, 2025 after which time this Letter of Intent will expire if not so accepted.

We look forward to being of service.

ISSUER: Conexeu Sciences, Inc.	Equifund Crowd Funding Portal Inc.

By: /s/ Jeff Sharpe	By: /s/ Jordan Gillissie
Jeff Sharpe	Jordan Gillissie
CEO	CEO

237 Argyle Ave., Ottawa, Ontario. K2P 1B8

Phone: 1-800-777-4003 | Email: jordan@equifund.com